Reconciliation of Adjusted EBITDA

MacDermid

($ in millions)

	2003	2004	2005	2006
EBITDA as reported:	$118.2	$124.6	$115.1	$123.7
Non-cash Stock Option Expense and Long Term Incentive Plan:	4.2	6.5	6.8	3.1
EBITDA Excluding Non-Cash Stock Expense:	$122.4	$131.1	$121.9	$126.8
Non-recurring items:				
Restructuring Costs (1)	$0.8	$0.8	$2.9	$5.5
Autotype: purchase accounting	–	–	0.9	–
Write-off of Acquisition costs (not completed) (2)	–	0.3	–	1.9
Special Committee Costs and Advisory Fees (3)	–	–	–	1.6
Legal Provisions	–	–	2.9	2.0
Sales and Use Tax Adjustment	–	–	–	1.4
Loss / (Gain) on Disposal and Moving Costs	–	1.2	0.5	(1.7)
Total non-recurring items	$0.8	$2.3	$7.2	$10.7
Pro forma adjustments:				
Headcount Reduction Savings	–	–	–	$1.0
Public Company Cost Savings	–	–	–	0.9
Pension and OPEB GAAP Expense	–	–	–	1.1
Autotype Full Year Synergies (Singapore & Denmark)	–	–	–	0.8
Anion Pro forma (4)	–	–	–	2.1
Total pro forma adjustments	–	–	–	$5.9
Adjusted EBITDA:	$123.2	$133.4	$129.1	$143.4

Note: Adjustments on a "Non-GAAP" basis.
(1) Restructuring includes facility consolidations and closures, employee terminations and other costs.
(2) Costs related to an unsuccessful attempt at making an acquisition.
(3) Costs related to the going private transaction.
(4) Anion is a Brazilian business that was acquired in January 2007.